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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997, with respect to the financial statements of Chautauqua & Erie Telephone Corporation included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-00000) and related prospectus of MJD Communications, Inc. for the registration of $200 million of its Senior Subordinated Notes.

                                          /s/ Ernst & Young LLP

August 12, 1997
Buffalo, New York